Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS RECORD REVENUES, NET INCOME, ADJUSTED EBITDA AND EPS FOR 2017 AND ANNOUNCES A 10% INCREASE IN ITS ANNUAL DIVIDEND

Plano, TX, February 23, 2018 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and twelve months ended December 31, 2017 and announced that its Board of Directors has increased its cash dividend by 10% to $1.28 per share of common stock on an annualized basis, effective immediately. The fourth quarter dividend of $0.32 will be paid on March 22, 2018 to stockholders of record on March 8, 2018.

Cinemark Holdings, Inc.’s total revenues for the three months ended December 31, 2017 were $750.0 million compared to $700.9 million for the three months ended December 31, 2016. For the three months ended December 31, 2017, admissions revenues increased 4.5% to $443.5 million and concession revenues increased 10.1% to $261.2 million. Average ticket price was $6.72 and concession revenues per patron was $3.96 for the three months ended December 31, 2017.

Net income attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2017 was $95.1 million compared to $77.0 million for the three months ended December 31, 2016. Net income attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2017 reflects the impact of new tax reform legislation that went into effect during December 2017. Diluted earnings per share for the three months ended December 31, 2017 was $0.82 compared to $0.66 for the three months ended December 31, 2016.

Adjusted EBITDA for the three months ended December 31, 2017 increased 11.5% to $187.5 million compared to $168.2 million for the three months ended December 31, 2016. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

“We are thrilled to report our third consecutive year of record results in worldwide revenues, net income, Adjusted EBITDA and earnings per share,” stated Mark Zoradi, Cinemark Chief Executive Officer. “We were able to deliver these all-time highs in a box office environment that declined slightly year-over-year due to the successful execution of our strategic initiatives and the underlying strength of Cinemark’s operating fundamentals. Furthermore, during 2017 we surpassed North American industry box office results by 90 basis points and extended our outperformance trend to 32 of the past 36 quarters.”

Mr. Zoradi continued, “The on-going strength of our balance sheet and cash flows affords us a demonstrated ability to invest in long-term growth while returning capital to shareholders. Along these lines, we are excited to announce a 12 cent, or 10%, increase in our annual dividend resulting in a yield of approximately 3.2%. The Board based their decision to increase the dividend on the consistency of Cinemark’s financial performance, confidence in the exhibition industry, and cash benefits derived from U.S. tax reform.”

Cinemark Holdings, Inc.’s total revenues for the year ended December 31, 2017 increased 2.5% to $2,991.6 million from $2,918.8 million for the year ended December 31, 2016. For the year ended December 31, 2017, admissions revenues were $1,795.0 million and concession revenues increased 4.9% to $1,038.8 million. Average ticket price was $6.48 and concession revenues per patron was $3.75 for the year ended December 31, 2017.

Net income attributable to Cinemark Holdings, Inc. for the year ended December 31, 2017 was $264.2 million compared to $255.1 million for the year ended December 31, 2016. Net income attributable to Cinemark Holdings, Inc. for the year ended December 31, 2017 reflects the impact of new tax reform legislation that went into effect during December 2017. Diluted earnings per share for the year ended December 31, 2017 was $2.26 compared to $2.19 for the year ended December 31, 2016.

Adjusted EBITDA for the year ended December 31, 2017 increased 2.5% to $723.8 million from $706.1 million for the year ended December 31, 2016. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

As of December 31, 2017, the Company’s aggregate screen count was 5,959 and the Company had commitments to open 17 new theatres and 127 screens during 2018 and seven new theatres and 70 screens subsequent to 2018.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 533 theatres with 5,959 screens in 41 U.S. states, Brazil, Argentina and 13 other Latin American countries as of December 31, 2017. For more information go to investors.cinemark.com.

Financial Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith – 972-665-1060 or communications@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 23, 2018. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Statement of income data:
Revenues
Admissions	$443,505	$424,400	$1,794,982	$1,789,137
Concession	261,215	237,305	1,038,788	990,103
Other	45,274	39,213	157,777	139,525

Total revenues	749,994	700,918	2,991,547	2,918,765
Cost of operations
Film rentals and advertising	240,907	229,554	966,510	962,655
Concession supplies	42,203	37,470	166,320	154,469
Salaries and wages	93,192	81,932	354,510	325,765
Facility lease expense	79,628	79,390	328,197	321,294
Utilities and other	83,290	90,420	355,041	355,926
General and administrative expenses	40,281	34,212	153,278	143,355
Depreciation and amortization	62,968	53,197	237,513	209,071
Impairment of long-lived assets	5,484	513	15,084	2,836
Loss on sale of assets and other	13,348	9,474	22,812	20,459

Total cost of operations	661,301	616,162	2,599,265	2,495,830

Operating income	88,693	84,756	392,282	422,935
Interest expense (1)	(26,710)	(26,333)	(105,918)	(108,313)
Loss on debt amendments and refinancing	(275)	(161)	(521)	(13,445)
Interest income	1,854	1,366	6,249	6,396
Foreign currency exchange gain (loss)	(1,125)	3,572	893	6,455
Distributions from NCM	4,703	4,539	16,407	14,656
Equity in income of affiliates	9,218	7,365	35,985	31,962

Income before income taxes	76,358	75,104	345,377	360,646
Income taxes	(19,117)	(2,183)	79,358	103,819

Net income	$95,475	$77,287	$266,019	$256,827
Less: Net income attributable to noncontrolling interests	401	282	1,839	1,736

Net income attributable to Cinemark Holdings, Inc.	$95,074	$77,005	$264,180	$255,091

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders
Basic	$0.82	$0.66	$2.26	$2.19

Diluted	$0.82	$0.66	$2.26	$2.19

Weighted average shares outstanding	116,076	115,852	116,059	115,783

Other Financial Data:
Adjusted EBITDA (2)	$187,527	$168,170	$723,758	$706,103

(1)	Includes amortization of debt issuance costs.
(2)	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA is provided in the financial schedules accompanying this press release.

	As of
	December 31,
	2017	2016
Balance sheet data (unaudited, in thousands):
Cash and cash equivalents	$522,547	$561,235
Theatre properties and equipment, net	$1,828,054	$1,704,536
Total assets	$4,470,893	$4,306,633
Long-term debt, including current portion, net of unamortized debt issue costs	$1,787,480	$1,788,112
Equity	$1,405,688	$1,272,960

Other Operating Data

(unaudited, in millions, except per patron data)

	U.S. Operating Segment			International Operating Segment					Consolidated
	Three Months Ended December 31,			Three Months Ended December 31,			Constant Currency (1)		Three Months Ended December 31,
	2017	2016	% Change	2017	2016	% Change	2017	% Change	2017	2016	% Change
Admissions revenues	$353.4	$341.3	3.5%	$90.1	$83.1	8.4%	$90.3	8.7%	$443.5	$424.4	4.5%
Concession revenues	$207.9	$189.3	9.8%	$53.3	$48.0	11.0%	$53.4	11.3%	$261.2	$237.3	10.1%
Other revenues	$21.3	$20.0	6.5%	$24.0	$19.2	25.0%	$24.3	26.6%	$45.3	$39.2	15.6%
Total revenues	$582.6	$550.6	5.8%	$167.4	$150.3	11.4%	$168.0	11.8%	$750.0	$700.9	7.0%
Attendance	44.3	44.6	(0.7)%	21.7	20.9	3.8%			66.0	65.5	0.8%
Average ticket price	$7.98	$7.65	4.3%	$4.15	$3.98	4.3%	$4.16	4.5%	$6.72	$6.48	3.7%
Concession revenues per patron	$4.69	$4.24	10.6%	$2.46	$2.30	7.0%	$2.46	7.0%	$3.96	$3.62	9.4%

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended		Three Months Ended			Three Months Ended
	December 31,		December 31,			December 31,
	2017	2016	2017	2016	Constant Currency (1) 2017	2017	2016
Film rentals and advertising	$198.1	$190.7	$42.8	$38.9	$42.9	$240.9	$229.6
Concession supplies	30.7	27.4	11.5	10.1	11.5	42.2	37.5
Salaries and wages	71.3	65.1	21.9	16.9	22.3	93.2	82.0
Facility lease expense	59.9	61.0	19.7	18.4	19.7	79.6	79.4
Utilities and other	56.5	62.9	26.7	27.5	27.2	83.2	90.4

	U.S. Operating Segment			International Operating Segment					Consolidated
	Twelve Months Ended December 31,			Twelve Months Ended December 31,			Constant Currency (3)		Twelve Months Ended December 31,
	2017	2016	% Change	2017	2016	% Change	2017	% Change	2017	2016	% Change
Admissions revenues	$1,356.9	$1,379.0	(1.6)%	$438.1	$410.2	6.8%	$426.7	4.0%	$1,795.0	$1,789.2	0.3%
Concession revenues	$790.1	$764.6	3.3%	$248.7	$225.5	10.3%	$243.4	7.9%	$1,038.8	$990.1	4.9%
Other revenues	$75.1	$73.6	2.0%	$82.7	$65.9	25.5%	$81.5	23.7%	$157.8	$139.5	13.1%
Total revenues	$2,222.1	$2,217.2	0.2%	$769.5	$701.6	9.7%	$751.6	7.1%	$2,991.6	$2,918.8	2.5%
Attendance	174.4	182.6	(4.5)%	102.6	104.6	(1.9)%			277.0	287.2	(3.6)%
Average ticket price	$7.78	$7.55	3.0%	$4.27	$3.92	8.9%	$4.16	6.1%	$6.48	$6.23	4.0%
Concession revenues per patron	$4.53	$4.19	8.1%	$2.42	$2.16	12.0%	$2.37	9.7%	$3.75	$3.45	8.7%

	U.S. Operating Segment		International Operating Segment			Consolidated
	Twelve Months Ended		Twelve Months Ended			Twelve Months Ended
	December 31,		December 31,			December 31,
	2017	2016	2017	2016	Constant Currency (1) 2017	2017	2016
Film rentals and advertising	$756.4	$768.9	$210.1	$193.8	$205.1	$966.5	$962.7
Concession supplies	112.8	107.3	53.5	47.2	52.3	166.3	154.5
Salaries and wages	265.8	248.2	88.7	77.6	88.2	354.5	325.8
Facility lease expense	241.0	240.7	87.2	80.6	84.6	328.2	321.3
Utilities and other	241.6	250.9	113.4	105.0	111.6	355.0	355.9

(1)	Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2016. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Segment Information

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues
U.S.	$585,723	$553,328	$2,236,237	$2,230,693
International	167,320	150,361	769,436	701,573
Eliminations	(3,049)	(2,771)	(14,126)	(13,501)

Total revenues	$749,994	$700,918	$2,991,547	$2,918,765

Adjusted EBITDA
U.S.	$155,280	$139,395	$558,182	$548,413
International	32,247	28,775	165,576	157,690

Total Adjusted EBITDA	$187,527	$168,170	$723,758	$706,103

Capital expenditures
U.S.	$99,436	$67,053	$321,040	$242,271
International	18,696	29,509	59,822	84,637

Total capital expenditures	$118,132	$96,562	$380,862	$326,908

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net income	$95,475	$77,287	$266,019	$256,827
Add (deduct):
Income taxes	(19,117)	(2,183)	79,358	103,819
Interest expense	26,710	26,333	105,918	108,313
Loss on debt amendments and refinancing	275	161	521	13,445
Other income	(9,947)	(12,303)	(43,127)	(44,813)
Other cash distributions from equity investees (2)	8,652	12,255	25,973	21,916
Depreciation and amortization	62,968	53,197	237,513	209,071
Impairment of long-lived assets	5,484	513	15,084	2,836
Loss on sale of assets and other	13,348	9,474	22,812	20,459
Deferred lease expenses - theatres (3)	(51)	61	(329)	(50)
Deferred lease expenses - projectors (4)	(198)	(242)	(939)	(940)
Amortization of long-term prepaid rents (3)	734	470	2,274	1,826
Share based awards compensation expense (5)	3,194	3,147	12,681	13,394

Adjusted EBITDA (1)	$187,527	$168,170	$723,758	$706,103

(1)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, other income, loss on debt amendments and refinancing, other cash distributions from equity investees, depreciation and amortization, impairment of long-lived assets, loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. Adjusted EBITDA margin represents Adjusted EBITDA divided by total revenues.
(2)	Represents cash distributions received from equity investees that were recorded as a reduction of the respective investment balances.
(3)	Non-cash expense included in facility lease expense.
(4)	Non-cash expense included in other theatre operating expenses.
(5)	Non-cash expense included in general and administrative expenses.